UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 2, 2024

V.F. Corporation

(Exact name of registrant as specified in charter)

Pennsylvania	1-5256	23-1180120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Wewatta Street

Denver, Colorado 80202

(Address of principal executive offices)

(720) 778-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, without par value, stated capital $.25 per share	VFC	New York Stock Exchange
4.125% Senior Notes due 2026	VFC26	New York Stock Exchange
0.250% Senior Notes due 2028	VFC28	New York Stock Exchange
4.250% Senior Notes due 2029	VFC29	New York Stock Exchange
0.625% Senior Notes due 2032	VFC32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Revolving Credit Agreement

On August 2, 2024 (the “Amendment Effective Date”), V.F. Corporation (the “Company” or “VF”) entered into an amendment (the “Revolver Amendment”) to its $2.25 billion senior unsecured revolving credit facility agreement that expires November 2026 (the “Revolving Credit Facility”). The Revolver Amendment amends: (x) the definition of “Consolidated Net Worth” to increase the aggregate amount of all non-cash impairment charges included in determining Consolidated Net Worth as of the last day of each fiscal quarter after March 31, 2024 and ending on or about, or prior to, September 30, 2025, to $1,375,000,000 and (y) the general lien basket by prohibiting the Company from using such basket to grant liens on its current assets.

The foregoing description of the terms of the Revolver Amendment is not a complete description thereof and is qualified in its entirety by the full text of such agreement which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Amendment to Delayed Draw Term Loan Agreement

On the Amendment Effective Date, the Company entered into an amendment (the “DDTL Amendment”) to its $1 billion delayed draw term loan agreement that expires December 2024. The DDTL Amendment amends: (v) the definition of “Consolidated Net Worth” to include, for any fiscal quarter ending on or about June 30, 2024 or at any time thereafter and prior to the last day of the “Covenant Modification Period” (which is defined as the date on which the Company shall have delivered a written notice of its desire to terminate the Covenant Modification Period and certified that the Company would be in compliance with the Consolidated Net Indebtedness to Consolidated Net Capitalization financial covenant (the “Financial Covenant”) as of the last day of the fiscal quarter most recently ended), with Consolidated Net Worth being determined as the consolidated stockholders’ equity of the Company and its subsidiaries, determined on a consolidated basis in accordance with GAAP and solely for purposes of calculating the Financial Covenant, addbacks for (i) any non-cash impairment charges (other than Specified Charges), as of the last day of the fiscal quarter incurred and each of the four immediately succeeding fiscal quarters and (ii) any Specified Charges (defined as any non-cash impairment charges that have been recognized by the Company (A) that have been disclosed by the Company to the administrative agent prior to the Amendment Effective Date and recognized by the Company or any of its subsidiaries during the period commencing with the fiscal quarter ended on or about September 30, 2022 and ending with the fiscal quarter ended on or about March 31, 2024 and (B) the amount of the write-off of income tax receivable recognized by the Company or its subsidiaries during the fiscal quarter ended on or about September 30, 2023 as a result of IRS disputes that have been disclosed by the Company to the administrative agent prior to the Amendment Effective Date), as of the last day of the fiscal quarter incurred and each of the eight immediately succeeding fiscal quarters, in each case, recognized by the Company or any of its subsidiaries at any time commencing with the fiscal quarter ended on or about September 30, 2022; provided that the aggregate amount of all such charges in determining Consolidated Net Worth as of the last day of any fiscal quarter may not exceed (i) for purposes of determining Consolidated Net Worth as of the last day of the fiscal quarter ended on or about June 30, 2024 and as of the last day of each subsequent fiscal quarter ending on or about, or prior to September 30, 2025,, $1,375,000,000 and (ii) for purposes of determining Consolidated Net Worth as of the last day of any subsequent fiscal quarter, $500,000,000; (w) the definition of “Applicable Rate” to (i) include five additional ratings categories if the senior, unsecured, long-term indebtedness of the Company is rated (A) A- and A3 by S&P and Moody’s, respectively, (B) BBB+ and Baa1 by S&P and Moody’s, respectively, (C) BBB and Baa2 by S&P and Moody’s, respectively, (D) BBB- and Baa3 by S&P and Moody’s, respectively or (E) BB+ and Ba1 or lower, by S&P and Moody’s, respectively and (ii) increase the first three rating categories to (A) AA- and Aa3 by S&P and Moody’s, respectively, (B) A+ and A1 by S&P and Moody’s, respectively and (C) A and A2 by S&P and Moody’s, respectively; (x) the prepayment provisions to require that the Company to prepay the loans with the net cash proceeds of certain asset sales, the incurrence of certain indebtedness and certain equity issuances; (y) the negative covenants by adding additional restrictions, with effect prior to the end of the Covenant Modification Period, on (i) certain agreements and other arrangements that prohibit or impose conditions on the ability of the Company and its domestic subsidiaries to grant liens on their assets to secure or to provide guarantees in respect of the obligations under the Revolving Credit Facility, (ii) certain dividends, distributions and payments with respect to any equity interests of the Company, and (iii) reducing availability under certain liens and indebtedness baskets prior to the end of the Covenant Modification Period; and (z) the general lien basket by prohibiting the Company from using such basket to grant liens on its current assets.

The foregoing description of the terms of the DDTL Amendment is not a complete description thereof and is qualified in its entirety by the full text of such agreement which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 4 to Revolving Credit Agreement, dated as of August 2, 2024, by and among V.F. Corporation, JPMorgan Chase Bank, N.A., as the Administrative Agent, the Lenders party thereto and the other parties thereto.

10.2	Amendment No. 2 to Term Loan Agreement, dated as of August 2, 2024, by and among V.F. Corporation, JPMorgan Chase Bank, N.A., as the Administrative Agent, the Lenders party thereto and the other parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION

By:	/s/ Jennifer S. Sim
Name:	Jennifer S. Sim
Title:	Chief Legal Officer & Corporate Secretary

Date: August 6, 2024